Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-272781), Form S-3D (No. 333-163047), and Forms S-8 (Nos. 333-231505 and 333-286546) of CNB Financial Corporation of our report dated December 13, 2024, relating to the consolidated financial statements of ESSA Bancorp, Inc., as of and for the years ended September 30, 2024 and 2023, appearing in this Current Report on Form 8-K/A.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

October 8, 2025